Exhibit 3.9

ARTICLES OF INCORPORATION

OF

EW, INC.

TO THE SECRETARY OF STATE OF THE STATE OF IOWA:

Pursuant to Section 202 of the Iowa Business Corporation Act, the undersigned, acting as incorporator of a corporation, adopts the following Articles of Incorporation for the corporation.

1. The name of the corporation is EW, Inc.

2. The number of shares the corporation is authorized to issue is 100 shares of common stock, no par value.

3. The street address of the corporation’s initial registered office in Iowa and the name of its initial registered agent at that office is:

John S. Zieser

1716 Locust Street

Des Moines, Iowa 50309

4. The name and address of the incorporator is:

S. Christian Nelson

666 Walnut Street, Suite 2000

Des Moines, Iowa 50309

5. A director of this corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (b) for any act or omission not in good faith or which involves intentional misconduct or knowing violation of the law, (c) for any transaction from which the director derives an improper personal benefit, or (d) under Section 490.833, Code of Iowa. If Iowa law is hereafter changed to permit further elimination or limitation of the liability of directors to the corporation or its shareholders, then the liability of a director of this corporation shall be eliminated or limited to the full extent then permitted.

6. The effective date of this document is the date of its filing with the Iowa Secretary of State.

/s/ S. Christian Nelson
S. Christian Nelson, Incorporator

ARTICLES OF MERGER

OF

EATING WELL, INC., A DELAWARE CORPORATION,

INTO EW, INC., AN IOWA CORPORATION

TO THE SECRETARY OF STATE OF THE STATE OF IOWA:

Pursuant to Section 1106 of the Iowa Business Corporation Act and Title 8, Section 252 of the Delaware General Corporation Law, the undersigned corporations adopt the following Articles of Merger by which Eating Well, Inc., a Delaware corporation, shall merge with and into EW, Inc., an Iowa corporation, and EW, Inc., an Iowa corporation, shall be the surviving entity.

1. Attached to these Articles of Merger and by this reference made a part of these Articles is Exhibit A, which is a true and correct copy of the Plan and Agreement of Merger (“Plan”) which was approved and adopted by the directors and shareholders of the corporations participating in the Merger; that is, EW, Inc., an Iowa corporation, as the surviving corporation, and Eating Well, Inc., a Delaware corporation, in the manner prescribed by the Iowa Business Corporation Act and the Delaware General Corporation Law.

2. The Merger was duly approved by the directors and shareholders of each of the corporations in the manner required by the Iowa Business Corporation Act and the Delaware General Corporation Law.

3. The effective date of this document is 12:01 a.m. on March 1, 2013.

EATING WELL, INC.

By:	/s/ Norbert W. Kaut
	Name:	Norbert W. Kaut
	Title:	Secretary

EW, Inc.

By:	/s/ Norbert W. Kaut
	Name:	Norbert W. Kaut
	Title:	Secretary

Exhibit A

(Attached.)

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (the “Merger Agreement”) is made and entered into on February 25, 2013, and shall be effective the same date (the “Effective Date”), pursuant to the Iowa Business Corporation Act and Delaware General Corporation Law (the “Statutes”) by and between Eating Well, Inc. (“EWI”) and EW, Inc. (“EW, Inc.”), each being sometimes referred to herein individually as a “Constituent Company” and collectively as the “Constituent Companies.”

W I T N E S S E T H:

WHEREAS, EW, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Iowa;

WHEREAS, EWI is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware;

WHEREAS, the respective Boards of Directors and shareholders of the Constituent Companies have authorized and approved the merger of EWI with and into EW, Inc. subject to and upon the terms and conditions of this Merger Agreement (the “Merger”) and have approved this Merger Agreement and directed that it be executed by the undersigned officers; and

WHEREAS, it is the intention of the Constituent Companies that the Merger shall be a tax-free reorganization within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE in consideration of the premises, which are hereby incorporated into the terms hereof, and the mutual covenants and agreements herein contained, and for the purpose of stating the terms and conditions of the merger, the mode of effectuating the same, and other details and provisions that are deemed desirable, the parties have agreed and do hereby agree, subject to the terms and conditions set forth as follows:

ARTICLE I

TERMS OF MERGER

1.1 MERGER. At the Effective Time of the Merger (as hereinafter defined), in accordance with the provisions of the Statutes, EWI shall be merged with and into EW, Inc. (at times referred to herein as the “Surviving Company”) upon the terms and conditions set forth in the subsequent provisions of this Merger Agreement, with EW, Inc. surviving. From and after the Effective Time, the Surviving Company shall have the name “EW, Inc.”

1.2 APPROVAL OF SHAREHOLDERS. This Merger Agreement has been submitted to and approved by the respective shareholders of EWI and EW, Inc. as provided by the Statutes. Provided this Merger Agreement is not terminated and abandoned pursuant to the provisions hereof, Articles of Merger and Certificate of Merger shall be filed in accordance with the applicable provisions of the Statutes.

1.3 FILINGS AND EFFECTIVENESS. As soon as practicable following the date of execution hereof; EWI and EW, Inc. will cause Articles of Merger along with any other required document to be filed with the Secretary of State of the State of Iowa pursuant to the Statutes and a Certificate of Merger along with any other required document to be filed with the Secretary of State of the State of Delaware pursuant to the Statutes. The Merger shall become effective upon the occurrence of each of the following actions:

(a) All of the conditions precedent to the consummation of the Merger specified in this Merger Agreement shall have been satisfied or duly waived; and

(b) An executed Articles of Merger and Certificate of Merger providing for an effective time of 12:01 a.m. on March 1, 2013 and meeting the requirements of the Statutes shall have been filed with the applicable secretary of State (the State of Iowa and State of Delaware) and said Secretary of State shall have accepted such Articles of Merger or Certificate of Merger, and the Surviving Company shall have performed all other requirements of the Statutes.

The date and time when the Merger shall become effective, as aforesaid, is herein called the “Effective Time.”

1.4 EFFECT OF MERGER - SECURITIES.

(a) As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of common stock of EWI, all the issued and outstanding shares of common stock of EWI shall be cancelled.

(b) As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of common stock of EW, Inc., all the issued and shares of common stock of EW, Inc. shall continue as issued and outstanding shares of common stock of the Surviving Company.

1.5 EFFECT OF MERGER - GENERAL

At and after the Effective Time, the Merger shall be effective as provided in the applicable provisions of the Statutes. The corporate existence of EW, Inc., as the Surviving Company, with all of its purposes and powers, shall continue unaffected and unimpaired by the Merger, and, as the Surviving Company, it shall be governed by the Statutes and succeed to all rights, assets, liabilities and obligations of EWI in accordance with the Statutes. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of EWI and EW, Inc. shall vest in the Surviving Company, and all debts, liabilities and duties of EWI and EW, Inc. shall become the debts, liabilities and duties of the Surviving Company. The separate corporate existence of EWI shall cease at the Effective Time, with EW, Inc. continuing as the Surviving Company of the Merger.

1.6 CERTIFICATE OF INCORPORATION OF SURVIVING COMPANY. The Certificate of Incorporation of EW, Inc. shall become the Certificate of Incorporation of the Surviving Company until duly amended in accordance with the provisions thereof and applicable law.

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1.7 BY-LAWS OF SURVIVING COMPANY. The By-laws of EW, Inc. shall become the By-laws of the Surviving Company until altered, amended or repealed as provided in the By-laws or as provided by applicable law.

1.8 OFFICERS OF SURVIVING COMPANY. The officers of EW, Inc. shall be the officers of the Surviving Company until their respective successors are duly elected and qualified.

ARTICLE II

CONDITIONS TO MERGER

The obligations of the Constituent Companies to consummate the Merger are subject to satisfaction of the following conditions:

2.1 AUTHORIZATION. The holders of at least a majority of the outstanding shares of each class of capital stock of the Constituent Companies entitled to vote thereon shall have approved this Merger Agreement and the Merger. All necessary action shall have been taken to authorize the execution, delivery and performance of this Merger Agreement by each of the Constituent Companies.

ARTICLE III

GENERAL PROVISIONS

3.1 BINDING AGREEMENT. This Merger Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns; provided, however, that this Merger Agreement may not be assigned by any party without the written consent of the other party.

3.2 AMENDMENTS. The Boards of Directors of EWI and EW, Inc. may amend this Merger Agreement at any time prior to the filing of Articles of Merger with the Secretary of State of the State of Iowa, and Certificate of Merger with the Secretary of State of Delaware, provided that an amendment made subsequent to the adoption of this Merger Agreement by the shareholders of either EWI or EW, Inc. shall not: (i) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of EWI or EW, Inc., (ii) alter or change any term of the Certificate of Incorporation or By-laws of the Surviving Company, or (iii) alter or change any of the terms and conditions of this Merger Agreement if such alteration or change would adversely affect the holders of any class or series of units of capital stock of either EWI or EW, Inc..

3.3 FURTHER ASSURANCES. From time to time, as and when required by EW, Inc. or by its successors or assigns, there shall be executed and delivered on behalf of EWI such deeds and other instruments, and there shall be taken or caused to be taken by EW, Inc. such further and other actions as shall be appropriate or necessary in order to vest or perfect in or confirm of record or otherwise by Statutes the title to and possession of all the property, rights, privileges, powers, franchises, assets, immunities and authority of EWI and otherwise to carry out the purposes of this Merger Agreement. The officers and Directors of EW, Inc. are fully authorized in the name and on behalf of EWI or otherwise to take any and all such action and to execute and deliver any and all such deeds or other instruments.

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3.4 ABANDONMENT. At any time before the Effective Date of the Merger, this Merger Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either EWI or EW, Inc., or by both, by the adoption of appropriate resolutions and written notification thereof to the other party to the Merger, notwithstanding the approval of this Merger Agreement by the shareholders of EWI or EW, Inc., or by both. In the event of the termination of this Merger Agreement and the abandonment of the Merger pursuant to the provisions of this section, this Merger Agreement shall become void and have no effect, without any liability on the part of either of the Constituent Companies or their respective officers, Directors or shareholders in respect thereof.

3.5 GOVERNING LAW. This Merger Agreement shall be construed, interpreted and enforced in accordance with and governed by the laws of the State of Iowa and, so far as applicable, the merger provisions of the Statutes.

IN WITNESS WHEREOF, each of the undersigned corporations has caused this Merger Agreement to be signed in its name by its duly authorized officer as of the date first written above.

EATING WELL, INC.
A Delaware corporation

By:	/s/ Norbert W. Kaut
Name:	Norbert W. Kaut
Title:	Secretary

EW, Inc.
An Iowa corporation

By:	/s/ Norbert W. Kaut
Name:	Norbert W. Kaut
Title:	Secretary

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ARTICLES OF AMENDMENT TO THE

ARTICLES OF INCORPORATION OF

EW, INC.

TO THE SECRETARY OF STATE OF THE STATE OF IOWA:

Pursuant to Section 1006 of the Iowa Business Corporation Act, the undersigned corporation adopts the following amendment to the corporation’s Articles of Incorporation:

1.	The name of the corporation is:

Eating Well, Inc.

2.	Article 1 of the Corporation’s Articles of Incorporation is hereby amended as follows:

The name of the corporation is Eating Well, Inc.

3.	The date of adoption of the amendment was February 25, 2013.

4.	The amendment was duly approved by the shareholders in the manner required by the Iowa Business Corporation Act and by the articles of incorporation.

The effective date and time of this document March 1, 12:01 AM of filing with the Secretary of State.

EATING WELL, INC.

By:	/s/ Norbert W. Kaut
Norbert W. Kaut, Secretary